Exhibit 10.1

Indigo Energy Discloses Year End Patent Review

40 U.S. and International Patent Applications Filed

NAPA, California--January 28, 2002--Indigo Energy, Inc. (OTC BB: IEGY.OB) of Napa, California, a developer of battery-free power quality solutions, announced today the results of the Company's annual intellectual property review. At year end, 40 U.S. and international patent applications have been filed as a result of the intellectual property efforts of Indigo Energy's engineers.

"We are pleased to announce this major achievement," said Joel Bloomer, Chairman of Indigo Energy. "The ongoing protection of our revolutionary technologies is vitally important to the maintenance of our competitive advantages."

     About Indigo Energy, Inc.

Indigo Energy is a development stage company working to commercialize new ultra-high reliability, long-life flywheel energy storage systems for the prevention of power interruptions. These uninterruptible power solutions are designed to be cost-effective and environmentally friendly alternatives to lead acid battery systems for critical power applications and alternative energy applications. The worldwide market for power quality systems in 2000 was $10-$12 billion and this market is projected to grow to $44 billion by 2005.

The foregoing press release includes "forward looking statements" within the meaning of, and made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company or events, or timing of events, relating to the Company to materially differ from those expressed or implied by such forward looking statements. Indigo Energy, Inc. refers interested parties to its Registration Statement No. 333-42026, as amended, and other SEC filings for a complete description of, and discussions about, Indigo Energy, Inc.

Contact:

Indigo Energy, Inc.
Secretary & Treasurer:
Scott Kostiuk, 707/254-9302
scottkostiuk@indigoenergyinc.com


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